THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

EXHIBIT 21

ACTIVE SUBSIDIARIES OF THE REGISTRANT

AS OF FEBRUARY 28, 2012

Name	State or Country
Brookwood Companies Incorporated	Delaware